GCA Gaffney, Cline & Associates Inc.
Technical and Management Advisers to the Petroleum Industry Internationally Since 1962

Suite 2500, 1360 Post Oak Blvd.
Houston, Texas 77056
P.O. Box 460047
Houston, Texas 77056-8047

Principals
William B. Cline
Peter D. Gaffney

Telephone: (713) 850 9955
Facsimile: (713) 850 9966
e-Mail: gcah@gaffney-cline.com

IASF/ralo/LT1519

January 19, 2007

Ingeniero Rafael Orunesu
Gran Tierra Energy Argentina S.A.
San Martín 323, piso 13
1003 Buenos Aires
Argentina

Re: Gran Tierra reporting to the United States Securities Exchange Commission

Dear Sirs,

GCA has reviewed the above referenced statement sent to us on January 19, 2007, and the reference to Gaffney, Cline & Associates contained therein. GCA confirms that it has given, and not withdrawn, consent for the use of its name in the final version of the statement in the form and context in which it appears in the document sent to us.

Yours sincerely,

GAFFNEY, CLINE & ASSOCIATES, INC.

Ivan Simões Filho
Southern Cone Area Manager